October 13, 1997

Tekgraf, Inc.
2979 Pacific Drive
Suite B
Norcross, GA  30071

Gentlemen:

     We have acted as counsel to Tekgraf, Inc. (the "Company") in connection with its filing of a registration statement on Form S-1 File No. 333-33449 (the "Registration Statement") covering (i) 2,415,000 Units, including 315,000 Units subject to an over-allotment option, each Unit consisting of one share of Common Stock, $.001 par value (the "Common Stock"), one redeemable Class A Warrant (the "Warrants"), with each Warrant entitling the holder to purchase one share of Common Stock, and (ii) an option (the "Unit Purchase Option") to the representative of the underwriters and/or its designees to purchase an aggregate of 210,000 additional Units.

     In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended, and By-laws, and the minutes and other corporate proceedings of the Company.

     With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

     On the basis of the foregoing, we are of the opinion that:

          (i) the shares of Common Stock included in the Units covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable;

          (ii) the Warrants included in the Units covered by the Registration Statement and the Warrants issuable upon exercise of the Unit Purchase Option will, when sold as contemplated by the Registration Statement, constitute legal, valid and binding obligations of the Company; and

Tekgraf, Inc.
October 13, 1997
Page 2


          (iii) the shares of Common Stock issuable upon exercise of the foregoing Warrants and the Unit Purchase Option will, upon issuance and payment in accordance with the terms of the Warrants and the Unit Purchase Option, be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                                Very truly yours,

                                                BACHNER, TALLY, POLEVOY
                                                  & MISHER LLP

TM:msw